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                                                                        EX-10.44


                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of April, 1994, between AMERICAN HEALTH PRODUCTS CORPORATION, a Texas corporation having an office at 90 East Rawls Road, Des Plains, IL 60018 (the "Corporation"), and EDWARD J. MARTEKA, residing at 1550 North Lake Shore Drive, Apt. No. 21G. Chicago, IL 60610 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Corporation and Executive entered into an Employment Agreement dated October 4, 1990 (which was subsequently amended) pursuant to which the Executive was employed as the President and Chief Executive Officer of the Corporation (the "Prior Employment Agreement"); and

     WHEREAS, the Corporation now desires to employ the Executive solely as its President and the Executive desires to be employed by the Corporation in that capacity.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the parties agree as follows:

1. Employment.
   -----------

         (a) The Corporation hereby agrees to employ Executive as its President to perform the duties and services usually pertaining to such office and to perform such other administrative and managerial functions as may be assigned to Executive from time to time by the Chairman or by the board of directors of the Corporation (the "Board of Directors").

         (b) Executive hereby accepts such employment upon the terms and conditions set forth in this Agreement and agrees to supervise and direct the daily operations of the Corporation, subject at all times to the general supervision and direction of the Chairman and the Board of Directors. Except as set forth in Paragraph 1(c), Executive represents that he is free to enter into and perform this Agreement and that he will not thereby be in violation of any agreement or obligation to any other person or entity. Each party hereby agrees that the Prior Employment Agreement shall terminate on the execution of this Agreement and neither party shall have any further obligations thereunder.

         (c) Executive shall devote his full time, energies, and attention to the performance of his duties and services hereunder, shall exercise his best efforts.
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judgment, skill, and talents in the business and interests of the Corporation, shall perform such duties and services conscientiously and to the full limit of his abilities at all times, and shall not engage in any other business activity, whether or not for profit, or be otherwise employed without the prior written consent of the Chairman, except that it is understood by the Corporation that Executive is the sole owner of American Healthcare Corporation. Executive hereby represents to the Corporation that the business of American Healthcare Corporation does not compete with the business of the Corporation and that his ownership thereof shall not interfere with Executive's ability to perform fully his duties and services hereunder.

2. Compensation.
   -------------

        Base Salary. The Corporation shall pay executive for all of his duties and services a base salary at the annual rate of ONE HUNDRED THIRTY SEVEN THOUSAND FIVE HUNDRED ($137,500.00) DOLLARS, effective as of January 1, 1994, which shall be payable in equal monthly installments or other installments in accordance with the general practice of the Corporation (the "Base Salary").

3. Stock Option.
   -------------

        MBf USA, Inc. ("MBf") shall grant Executive a non-qualified stock option pursuant to and in accordance with the MBf's Omnibus Equity Compensation Plan to purchase THREE HUNDRED FIFTY THOUSAND (350,000) shares of the common stock of MBf, par value $.01 per share, which shall become exercisable in whole or in part (i) commencing on the date of grant for 50,000 shares, (ii) commencing one year after the date of grant for an aggregate of 250,000 shares, and (iii) commencing two years after the date of grant for an aggregate of 350,000 shares, all at an exercise price of $1.1875 per share, the closing price of MBf's common stock as reported on NASDAQ on April 6, 1994, the date the option was granted by the compensation committee of MBf, and on such other terms and conditions as shall be determined by such compensation committee and contained in the stock option agreement between MBf and Executive. Executive hereby agrees to terminate his currently outstanding options to purchase 200,000 shares of MBf common stock pursuant to the Option Agreement dated June 18, 1992, between Executive and American Drug Screens, Inc., the predecessor to MBF.

4. Expenses.
   ---------

        The Corporation shall reimburse Executive for his reasonable and necessary out of pocket business expenses incurred in connection with the performance of his duties, services, and obligations hereunder, upon submission of appropriate supporting documents in accordance with the corporation's expense reimbursement policies and procedures from time to time in effect and applicable to management employees.

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5. Benefits.
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        (a) Vacation and Sick Pay.
            ----------------------

        Executive shall be entitled annually to three (3) weeks of vacation with pay and reasonable periods of sick leave with pay in accordance with the Corporation's policy, provided that Executive shall not take his vacation weeks consecutively.

        (b) Life and Medical Insurance.
            ---------------------------

        The Corporation shall provide Executive with life, disability and medical insurance in accordance with the Corporation's standard benefits package or his existing insurance coverage.

        (c) Automobile.
            -----------

        The Corporation shall provide Executive with a monthly automobile allowance of $600 for the purchase and maintenance of a suitable automobile to be used for business purposes and shall pay for insurance and fuel therefor.

        (d) Additional Benefits.
            --------------------

        Executive shall be entitled to participate in any plans, arrangements, or distributions of the Corporation pertaining to or in connection with any group health care, insurance, or other benefit program, or any pension or profit-sharing program for which Executive is eligible under the general terms and provisions of such plans or programs, and in accordance with the provisions thereof.

6. Insurance.
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        At any time after the execution of this Agreement, the Corporation may apply for and procure as owner, and for its sole benefit, life and disability insurance policies covering Executive in such amounts and in such form as the Corporation may determine. Executive shall have no interest whatsoever in any such policy, but at the Corporation's request Executive agrees to submit to a medical examination, supply necessary information, and execute such documents as may be required by the insurance company providing such policy. Executive's obligations under this Section are limited to those expressly set forth in the preceding sentence, and Executive shall not be deemed to have breached this Agreement if the Corporation is unable to procure life and disability insurance covering Executive, unless such inability results from Executive's failure to perform his obligations under this Section.


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7. Nondisclosure of Confidential Business Information.
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        (a) Executive shall not disclose to any third person, other than in the performance of his duties and services hereunder, any Confidential Business Information (as hereinafter defined) not then generally available in the public domain relating to the business or operations of the Corporation and shall not use any of such information for his own benefit or for the benefit of any third person, either during the term of this Agreement, or thereafter, whether such information was obtained or conceived by Executive or others, without the prior written consent of the Board of Directors, except as required in the course of Executive's employment hereunder.

        (b) For purposes of this Agreement, the term Confidential Business Information, in addition to any meaning ascribed to it by law, shall be defined as matters relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Corporation or of any customer, including but not limited to short and long-term sales and marketing programs, research and development planning, design and packaging of products, processes, formulas, know how, and procedures, trade and shop secrets, retailing methods, sources of supply, channels of distribution, identity of distributors and retail customers, discount and billing systems, income and expense data, customer lists, systems, technical information, and records relating to the business or operations of the Corporation. All lists, books, and records of, or used in connection with, the business of the Corporation, and in particular its customer lists, and all other property belonging to the Corporation are the sole property of the Corporation and shall at all times remain in its exclusive custody and possession except as necessary for Executive to carry out his duties and obligations hereunder. Upon termination of this Agreement or at the request of the Corporation, Executive hereby agrees to deliver to the Corporation all such lists, books, records, and property, and any copies or notes thereof.

8. Non-competition.
   ----------------

        (a) Executive shall not during the terms of this Agreement and for a period of one (1) year after notice of termination of this Agreement, unless otherwise approved in writing by the Chairman, (x) directly or indirectly compete with, associate with, or be engaged in, the same or substantially similar business as the Corporation, or be employed by, or act as an independent contractor, consultant, or lender to, or be a director, officer, employee, owner, or partner of, or invest in the securities of, any business or organization which during such period directly or indirectly competes with or is engaged in the same or substantially similar business as the Corporation except that nothing herein shall prevent Executive from acquiring not more than five (5%) percent of the outstanding common stock of any corporation listed on a national securities exchange, or (y) directly or indirectly solicit or provide services to any customers of the


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Corporation if Executive has solicited or provided services to or supervised or directed the solicitation of, or provision of services to, such customers, or learned of their identities or needs or developed or participated in marketing directed at such customers during Executive's association with the Corporation, or (z) directly or indirectly solicited any such customer of the Corporation with a view to discouraging such customer from continuing to do business with the Corporation.

        (b) If any court should determine that the duration or geographical limit of any restriction contained in this Paragraph 8 is unenforceable, it is the intention of the parties that such restriction be amended by such court to the extent required to render the same valid and enforceable, and any such amendment shall apply only with respect to the operation of this Paragraph 8 within the jurisdiction of the court rendering such determination.

9.  No Solicitation of Employees.
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        Upon termination of this Agreement, Executive shall not for a period of three (3) years from the date of termination, directly or indirectly, solicit, entice, or endeavor to solicit or entice, any of the Corporation's employees to quit or abandon their employment with the Corporation.

10. Equitable Relief.
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        Executive acknowledges and agrees that the Corporation would suffer irreparable injury by reason of any violation by Executive of the provisions of Paragraphs 7, 8 or 9 and that the Corporation would not have any adequate remedy at law, and therefore Executive consents, in the event of any such violation, to the issuance of an injunction restraining any further violation. In addition thereto, the Corporation shall be entitled to all other rights it may have at law or equity.

11. Inventions, Patents, Copyrights, and Trademarks.
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        (a) Inventions and Patents.
            -----------------------

            (i) Executive hereby agrees that without additional compensation he will promptly communicate and disclose to the Corporation all inventions, discoveries, products, product modifications, designs, processes, specifications, methods, plans, formulae, and improvements whether patentable or not which in any way pertain or relate to the business, products, or processes of the Corporation and which may be conceived or originated solely by Executive or jointly with others during the term of this Agreement or for a one-year period thereafter or which may be conceived or originated at the Corporation's facilities, expense, or request, or which may be based on knowledge or

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information obtained from the Corporation (singly, an "Invention", collectively the "Inventions"), and Executive agrees that the Inventions shall be the exclusive property of the Corporation.

            (ii) Upon the request of the Corporation, Executive agrees to execute and deliver to the Corporation such documents as the Corporation may require to prepare or prosecute a patent application for any Invention or to assign and transfer to the Corporation free and clear of any encumbrances or restrictions and without any additional compensation, all the right, title, and interest of Executive in and to any Invention or patent therefor and if requested, to give testimony in support of his inventorship or to otherwise evidence and secure the exclusive rights and the full enjoyment and protection in and to such inventions by the Corporation. All such assignments and other transfers shall include rights to the inventions in the United States and in all foreign countries.

        (b) Copyright and Trademarks.
            ------------------------

            (i) Executive hereby agrees that without additional compensation he shall promptly communicate and disclose to the Corporation all trademarks, slogans, labels, product or other designs, and any marketing programs which in any way pertain or relate to the business, products, or processes of the Corporation and which may be conceived or originated solely by Executive or jointly with others during the term of this Agreement or for a one-year period thereafter or which may be conceived or originated at the Corporation's facilities, expense, or request, or which may be based on knowledge or information obtained from the Corporation (the "Protected Material"), and Executive agrees that the Protected Material shall be the exclusive property of the Corporation.

            (ii) Executive further agrees that the Protected Material and any copyrights, trademarks, or other intellectual property rights arising from such Protected Material shall be solely and exclusively the property of the Corporation, its successors and assigns; that the Corporation shall have the right to secure in its name worldwide trademark and copyright registrations and all extensions and renewals now or hereafter existing for the Protected Material; and that the Corporation shall have the sole and exclusive right to use and dispose of the Protected Material.

            (iii) Upon the request of the Corporation, Executive agrees to execute and deliver to the Corporation such documents as the Corporation may require to prepare and prosecute trademark and copyright applications and to evidence and secure and protect the Corporation's rights in the Protected Material and protect the Corporation from liability therefor.


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